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                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

        EXHIBIT 12.01 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                           YEAR ENDED DECEMBER 31,
                                                                              2001       2000       1999        1998       1997
                                                                         --------------------------------------------------------
                                                                                     (In millions, except for ratios)
FIXED CHARGES:
Interest expense, including amortization of debt issuance costs             $  60.2    $  65.7    $  61.7      $ 44.8    $   9.0
Estimated interest portion of rents                                            16.6       15.0       12.0         4.7        3.2
Capitalized interest                                                           13.2       11.9        8.5         3.8        0.2
Preferred stock dividend                                                          -          -          -           -       12.0
Gross-up of preferred stock dividend as if it were pre-tax                        -          -          -           -        6.8
                                                                         --------------------------------------------------------

Total fixed charges as defined                                                 90.0       92.6       82.2        53.3       31.2

EARNINGS:
Income from continuing operations before income tax expense                   180.9      203.4      183.4         5.6       94.2
Total fixed charges as defined                                                 90.0       92.6       82.2        53.3       31.2
Fixed charges not deducted in the determination of income from
      continuing operations before income tax expense                         (13.2)     (11.9)      (8.5)       (3.8)     (19.0)
                                                                         --------------------------------------------------------

Total earnings as defined                                                   $ 257.7    $ 284.1    $ 257.1      $ 55.1    $ 106.4
                                                                         --------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES                                             2.86       3.07       3.13        1.03       3.41
                                                                         ========================================================

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THREE MONTHS ENDED MARCH 31, 2002:
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
FIXED CHARGES:
Interest expense, including amortization of debt issuance costs                                   $  11.7
Estimated interest portion of rents                                                                   4.2
Capitalized interest                                                                                  3.2
                                                                                               -----------

Total fixed charges as defined                                                                       19.1

EARNINGS:
Income from continuing operations before income tax expense                                          60.6
Total fixed charges as defined                                                                       19.1
Fixed charges not deducted in the determination of income from
      continuing operations before income tax expense                                                (3.2)
                                                                                               -----------

Total earnings as defined                                                                         $  76.5
                                                                                               -----------

RATIO OF EARNINGS TO FIXED CHARGES                                                                   4.00
                                                                                               ===========
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